Exhibit 99.1

N e w s R e l e a s e QUICKSILVER RESOURCES INC. 777 West Rosedale Street Fort Worth, TX 76104 www.qrinc.com

Quicksilver Resources Announces $1 Billion Borrowing Base
Announces Earnings Release and Investor Call

FORT WORTH, TEXAS (October 22, 2009) – Quicksilver Resources Inc. (NYSE: KWK) today announced that its bank group has affirmed the borrowing base related to the company’s senior secured revolving credit facility at $1 billion, based upon oil and gas reserves as of August 31, 2009.  JPMorgan Chase Bank, N.A. led the group of 24 lenders and there were no other changes in the terms and conditions of the credit facility.

“With roughly $500 million drawn under the credit facility, we are confident that the bank group’s affirmation of a $1 billion borrowing base provides sufficient financial flexibility for Quicksilver to continue to execute the development of its high-growth resource base,” said Philip W. Cook, Quicksilver senior vice president and chief financial officer.  “The company remains committed to operating within its internally generated source of funds and expects to achieve double-digit production growth in 2010 while further evaluating the opportunities for our Horn River project.”

The lenders have extended $1 billion of commitments and the company has the option to increase the credit facility up to $1.45 billion, subject to lender consents and additional commitments.  The company can extend the maturity of the credit facility, which matures February 2012, up to two additional years with consenting lenders.

Third-Quarter 2009 Earnings Release

Quicksilver Resources expects to announce its financial results for the third quarter of 2009 on Monday November 9, 2009, before the market opens.  The company will host a conference call for investors and analysts at 11:00 a.m. eastern time that day to discuss the operating and financial results.  Quicksilver invites interested parties to listen to the call via the company’s website at www.qrinc.com or by calling 1-877-313-7932, using the conference ID number 80367983, approximately 10 minutes prior to the call.  A digital replay of the conference call will be available at 3:00 p.m. eastern time the same day and will remain available for 30 days.  The replay can be accessed at 1-800-642-1687 and reference should be made to the conference ID number 80367983.  The replay will also be archived for 30 days on the company’s website.

About Quicksilver Resources

Fort Worth, Texas-based Quicksilver Resources is a natural gas and crude oil exploration and production company engaged in the development and acquisition of long-lived, unconventional natural gas reserves, including coalbed methane, shale gas, and tight sands gas in North America.  The company has U.S. offices in Fort Worth, Texas; Glen Rose, Texas and Cut Bank, Montana.  Quicksilver’s Canadian subsidiary, Quicksilver Resources Canada Inc., is headquartered in Calgary, Alberta.  For more information about Quicksilver Resources, visit www.qrinc.com.

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Forward-Looking Statements
The statements in this press release regarding future events, occurrences, circumstances, activities, performance, outcomes and results are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Although these statements reflect the current views, assumptions and expectations of Quicksilver Resources’ management, the matters addressed herein are subject to numerous risks and uncertainties, which could cause actual activities, performance, outcomes and results to differ materially from those indicated.  Factors that could result in such differences or otherwise materially affect Quicksilver Resources’ financial condition, results of operations and cash flows include:  changes in general economic conditions; fluctuations in natural gas, natural gas liquids and crude oil prices; failure or delays in achieving expected production from exploration and development projects; uncertainties inherent in estimates of natural gas, natural gas liquids and crude oil reserves and predicting natural gas, natural gas liquids and crude oil reservoir performance; effects of hedging natural gas, natural gas liquids and crude oil prices; fluctuations in the value of certain of our assets and liabilities; competitive conditions in our industry; actions taken or non-performance by third parties, including suppliers, contractors, operators, processors, transporters, customers and counterparties; changes in the availability and cost of capital; delays in obtaining oilfield equipment and increases in drilling and other service costs; operating hazards, natural disasters, weather-related delays, casualty losses and other matters beyond our control; the effects of existing and future laws and governmental regulations; and the effects of existing or future litigation; as well as, other factors disclosed in Quicksilver Resources’ filings with the Securities and Exchange Commission.  Except as required by law, we do not intend to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

Investor & Media Contact:
Rick Buterbaugh
(817) 665-4835

KWK 09-18
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